                                   EXHIBIT 2



================================================================================

                          PLAN AND AGREEMENT OF MERGER

                                     BETWEEN

                               MOUNTAIN WEST BANK

                                       AND

                             NEW MOUNTAIN WEST BANK

                              UPON ITS FORMATION BY

                              GLACIER BANCORP, INC.

                          DATED AS OF SEPTEMBER 9, 1999

================================================================================

                                TABLE OF CONTENTS

                                                                                               Page No.
                                                                                               --------
SECTION 1  TERMS OF TRANSACTION...................................................................2

        1.1    Transaction........................................................................2
        1.2    Effect of Transaction..............................................................3
        1.3    Prospective Effect.................................................................3
        1.4    Events of Closing..................................................................3
        1.5    Effect on Glacier Common Stock.....................................................3
        1.6    Consideration......................................................................3
        1.7    Payment to Dissenting Stockholders.................................................5
        1.8    Alternative Structures.............................................................5
        1.9    Letter of Transmittal..............................................................5
        1.10   Undelivered Certificates...........................................................6
        1.11   Stock Option Agreement.............................................................6

SECTION 2  CLOSING OF THE TRANSACTION.............................................................6

        2.1    Closing............................................................................6
        2.2    Events of Closing..................................................................6
        2.3    Place of Closing...................................................................6

SECTION 3  REPRESENTATIONS........................................................................6

        3.1    Representations of Glacier and Mountain West.......................................6
        3.2    Mountain West's Additional Representations........................................11
        3.3    Exceptions to Representations.....................................................18

SECTION 4  CONDUCT AND TRANSACTIONS BEFORE CLOSING...............................................18

        4.1    Conduct of Mountain West's Business Before Closing................................18
        4.2    Registration Statement............................................................22
        4.3    Accounting Treatment..............................................................22
        4.4    Submission to Regulatory Authorities..............................................23
        4.5    Announcements.....................................................................23
        4.6    Consents..........................................................................23
        4.7    Further Actions...................................................................23
        4.8    Notice............................................................................24
        4.9    Confidentiality...................................................................24
        4.10   Update of Financial Statements....................................................24
        4.11   Availability of Glacier's Books, Records and Properties...........................24

SECTION 5  APPROVALS AND CONDITIONS..............................................................25

        5.1    Required Approvals................................................................25
        5.2    Conditions to Glacier's Obligations...............................................25
        5.3    Conditions to Mountain West's Obligations.........................................27

SECTION 6  DIRECTORS, OFFICERS AND EMPLOYEES.....................................................28

        6.1    Directors.........................................................................28
        6.2    Employment Agreement..............................................................28
        6.3    Employees.........................................................................29
        6.4    Indemnification...................................................................29
        6.5    Employee Benefit Issues...........................................................30

SECTION 7  TERMINATION OF AGREEMENT AND

              ABANDONMENT OF TRANSACTION.........................................................30

        7.1    Termination by Reason of Lapse of Time............................................30
        7.2    Other Grounds for Termination.....................................................30
        7.3    Mountain West Termination Fee.....................................................31
        7.4    Glacier Termination Fee...........................................................31
        7.5    Cost Allocation Upon Termination..................................................31

SECTION 8  MISCELLANEOUS.........................................................................31

        8.1    Notices...........................................................................31
        8.2    Waivers and Extensions............................................................33
        8.3    General Interpretation............................................................33
        8.4    Construction and Execution in Counterparts........................................33
        8.5    Survival of Representations and Covenants.........................................33
        8.6    Attorneys' Fees and Costs.........................................................33
        8.7    Arbitration.......................................................................33
        8.8    Governing Law and Venue...........................................................34
        8.9    Severability......................................................................34

SECTION 9  AMENDMENTS............................................................................34

EXHIBITS AND SCHEDULES:

EXHIBIT A       Voting Agreement
EXHIBIT B       Non-Competition Agreement
EXHIBIT C       Form of Affiliate Letter
EXHIBIT D       Form of Opinion for Lukins & Annis, P.S.
EXHIBIT E       Form of Opinion for Graham & Dunn, P.C.
EXHIBIT F       Names and Residences of Combined Bank's Directors and Officers
EXHIBIT G       Amendments to the Combined Bank's Articles and Bylaws

TRANSITION PLAN SCHEDULE

SCHEDULE 1       Exceptions to Representations
SCHEDULE 2       Offices
SCHEDULE 3       Subsidiaries
SCHEDULE 4       Glacier and Mountain West Stock Plans
SCHEDULE 5       Material Contracts
SCHEDULE 6       Mountain West's Required Third Party Consents
SCHEDULE 7       Mountain West's Asset Classification List

SCHEDULE 8       Mountain West's Investments
SCHEDULE 9       Mountain West's Property Encumbrances
SCHEDULE 10      Mountain West's Offices and Branches
SCHEDULE 11      Mountain West's Compliance with Laws
SCHEDULE 12      Mountain West's Litigation Disclosure
SCHEDULE 13      Mountain West's Insurance Policies
SCHEDULE 14      Mountain West's Employee Benefit Plans

                              INDEX OF DEFINITIONS


TERMS                                                              SECTION
-----                                                              -------
Agreement                                                          Intro. Paragraph

ASR                                                                4.3.2

Asset Classification                                               3.2.4

Bank Common Stock                                                  3.1.3(b)(2)

BHCA                                                               Recital A

Closing                                                            1.4

Change in Control                                                  1.3

Columbia                                                           Recital G

Combined Bank                                                      1.2

Company Common Stock                                               3.1.3(b)(1)

Compensation Plans                                                 3.2.14(b)

Continuing Employees                                               6.3

Contracts                                                          3.2.3(b)

Dissenting Shares                                                  1.7

Effective Date                                                     2.1

Employees                                                          3.2.14(b)

Environmental Laws                                                 3.2.15(a)(2)

ERISA                                                              3.2.14(a)

Exchange Act                                                       3.1.5(b)

Exchange Agent                                                     1.6.4(a)

Exchange Ratio                                                     1.6.1

Executive Officer                                                  3.1.8

FDIC                                                               Recital D

TERMS                                                              SECTION
-----                                                              -------
Federal Reserve Board                                              Recital D

Financial Statements                                               3.1.5(d)(1)

GAAP                                                               3.1.5(d)

Glacier                                                            Intro. Paragraph

Glacier Common Stock                                               3.1.3(a)(1)

Glacier Financial Statements                                       3.1.5(d)(2)

Glacier Option                                                     1.6.5

Glacier Preferred Stock                                            3.1.3(a)(1)

Glacier Shares                                                     1.6.1

Glacier Stock Plans                                                3.1.3(a)(2)

Governmental Entity                                                3.2.3(a)

Hazardous Substances                                               3.2.15(a)(3)

Information Technology                                             3.2.13

IRC                                                                Recital H

Liens                                                              3.1.3(a)(5)

Material Adverse Effect                                            3.1.6

Merger                                                             Recital B

Mountain West                                                      Intro. Paragraph

Mountain West Common Stock                                         1.1

Mountain West Option                                               1.6.5

Mountain West Financial Statements                                 3.1.5(d)(4)

Mountain West Stock Plans                                          3.1.3(b)(2)

New Bank                                                           Intro. Paragraph

OTS                                                                3.1.5(a)

TERMS                                                              SECTION
-----                                                              -------
Pension Plan                                                       3.2.14(c)

Plan/Plans                                                         3.2.14(a)

Property                                                           4.1.10

Prospectus/Proxy Statement                                         4.2.1(a)

Registration Statement                                             4.2.1(a)

Regulatory Approvals                                               Recital D

Reports                                                            3.1.5(b)

SEC                                                                3.1.5(a)

Securities Act                                                     3.1.5(b)

Securities Laws                                                    3.1.5(b)

Stock Option Agreement                                             Recital I

Subject Property                                                   3.2.15(a)(1)

Subsequent Glacier Financial Statements                            3.1.5(d)(3)

Subsequent Mountain West Financial Statements                      3.1.5(d)(5)

Subsidiary/Subsidiaries                                            3.1.2(a)

Tangible Equity Capital                                            5.2.3

Tax                                                                3.2.10

Termination Date                                                   2.1

Transaction                                                        1.1

Transaction Fees                                                   5.2.4

Year 2000 Compliance                                               3.2.13

                          PLAN AND AGREEMENT OF MERGER
                                     BETWEEN
                               MOUNTAIN WEST BANK
                                       AND
                             NEW MOUNTAIN WEST BANK
                              UPON ITS FORMATION BY
                              GLACIER BANCORP, INC.

        This Plan and Agreement of Merger (the "Agreement"), dated as of September 9, 1999, is between MOUNTAIN WEST BANK ("Mountain West") and GLACIER BANCORP, INC. ("Glacier"), acting on its own behalf and on behalf of an Idaho banking corporation to be formed by it under the title NEW MOUNTAIN WEST BANK (the "New Bank").

                                    PREAMBLE

        The management and boards of directors of Glacier and Mountain West, respectively, believe that the proposed transaction between Glacier and Mountain West, on the terms and conditions set forth in this Agreement, is in the best interests of Glacier's and Mountain West's stockholders.

                                    RECITALS

A.      THE PARTIES. The parties to the Merger are as follows:

        (1) Mountain West is a state-chartered banking corporation duly organized and validly existing under Idaho law with its principal office located in Coeur d'Alene, Idaho.

        (2) Glacier is a corporation duly organized and validly existing under Delaware law and is a registered bank holding company under the Bank Holding Company Act of 1956, as amended ("BHCA"). Glacier's principal office is located in Kalispell, Montana. Glacier owns (1) all of the outstanding common stock of Glacier Bank, First Security Bank of Missoula, Valley Bank of Helena, and Big Sky Western Bank; and (2) 94 and 98% of the outstanding common stock of Glacier Bank of Whitefish and Glacier Bank of Eureka, respectively.

        (3) New Bank will be organized by persons designated by Glacier who will, upon execution of this Agreement by Mountain West and Glacier, apply for preliminary approval from the State of Idaho for New Bank to become an interim state banking corporation. Upon receipt of such preliminary approval, New Bank will become a body corporate and will execute this Agreement, thereby becoming a party hereto and ratifying all prior actions taken on its behalf by Glacier. All of the capital stock of New Bank will be subscribed for solely by Glacier, and the consideration for such stock will be paid in before the Effective Date.

B. THE MERGER. On the Effective Date, all of the outstanding shares of Mountain West common stock will be exchanged for shares of Glacier Common Stock, and Mountain West will become a wholly-owned subsidiary of Glacier.

C. BOARD APPROVALS. Glacier's and Mountain West's respective boards of directors have approved this Agreement and authorized its execution and delivery.

D.      OTHER APPROVALS.  The Merger is subject to:

        (1)     Satisfaction of the conditions described in this Agreement;

        (2)     Approval by Mountain West's stockholders; and

        (3) Approval or acquiescence, as appropriate, by (a) the Board of Governors of the Federal Reserve System ("Federal Reserve Board"), (b) the Federal Deposit Insurance Corporation ("FDIC"), and (c) the State of Idaho (collectively, "Regulatory Approvals").

E. EMPLOYMENT AGREEMENTS. Mountain West has entered into an employment agreement, effective as of the Effective Date, with Jon W. Hippler, Mountain West's President and Chief Executive Officer. In addition to remaining as Mountain West's President and CEO, Mr. Hippler will also be appointed to the Glacier board of directors. It is anticipated that Mountain West will also enter into employment agreements with Robert Beck, Diane Reed, Ronn C. Rich and Paula Smyly.

F. DIRECTOR AGREEMENTS. In association with the parties' execution of this Agreement, the directors and officers of Mountain West have entered into agreements, substantially in the form attached to this Agreement as Exhibit A, pursuant to which, among other things, each such individual has agreed to vote his or her shares of Mountain West common stock in favor of the actions contemplated by this Agreement. In addition, all such directors and officers have entered into non-competition agreements, substantially in the form attached to this Agreement as Exhibit B.

G. FAIRNESS OPINION. Mountain West has received from Columbia Financial Advisors ("Columbia") and delivered to Glacier an opinion to the effect that the financial terms of the Transaction are financially fair to Mountain West's stockholders. As a condition to Closing of the Transaction, Columbia will update this fairness opinion (1) immediately before Mountain West mails the Prospectus/Proxy Statement to its stockholders and (2) immediately before Closing.

H. INTENTION OF THE PARTIES--ACCOUNTING AND TAX TREATMENT. The parties intend the Merger to qualify, for accounting purposes, as a "pooling of interests." The parties intend the Merger to qualify, for federal income tax purposes, as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended ("IRC").

I. STOCK OPTION AGREEMENT. As an inducement to and condition of Glacier's execution of this Agreement, Mountain West has approved the grant of an option to Glacier under the Stock Option Agreement, as provided in Subsection 1.11.

                                    AGREEMENT

Glacier and Mountain West agree as follows:

                                    SECTION 1
                              TERMS OF TRANSACTION

1.1 TRANSACTION. Under and subject to this Agreement and the other documents referred to in this Agreement, Glacier will acquire all of the outstanding common stock shares of Mountain West ("Mountain West Common Stock"). All outstanding shares of Mountain West Common Stock will be exchanged for common stock shares of Glacier ("Glacier Common Stock"). The term "Transaction" means the Merger transaction contemplated by this Agreement, subject to any modifications Glacier elects in accordance with Subsection 1.8.

1.2 EFFECT OF TRANSACTION. On the Effective Date, the corporate existence of each of Mountain West and the New Bank will be merged into and continued in the resulting bank of the Merger (the "Combined Bank"). The principal office of the Combined Bank will be located in Coeur d'Alene, Idaho, and will be deemed to be the same corporation as each of Mountain West and the New Bank. The authorized capital of the Combined Bank will consist of 1,500,000 shares of common stock, $2.50 par value per share. The Articles of Incorporation and the Bylaws of the Combined Bank will be the Articles of Incorporation and the Bylaws of Mountain West in effect immediately before the Effective Time, subject to the amendments to the Articles and Bylaws attached to this Agreement as Exhibit G. All rights, franchises and interests of each of Mountain West and the New Bank in and to every type of property (real, personal and mixed) and choses in action will be transferred to and vested in the Combined Bank by virtue of the Merger without any deed or other transfer. The Combined Bank, upon the Effective Date and without any order or other action on the part of any court or otherwise, will hold and enjoy all rights of property, franchises, and interests in the same manner and to the same extent as such rights, franchises and interests were held or enjoyed by each of the Bank and New Bank immediately prior to the Effective Date, subject to the conditions of Title 26 of the Idaho Statutes. The name of the Combined Bank will be "Mountain West Bank."

1.3 PROSPECTIVE EFFECT. Subject to a Change in Control of Glacier, the following provisions will apply: (a) the Combined Bank will retain the name "Mountain West Bank" for at least 3 years following the Effective Date; (b) there will be no data processing or system computer conversions for Mountain West for at least 2 years following the Effective Date; and (c) subject to Glacier and its subsidiaries remaining well-capitalized, within 2 years of the Effective Date and at the request of Mountain West, Glacier will provide sufficient capital for Mountain West to expand by 2 branches and for construction of a permanent Boise branch building. "Change in Control" means a change "in the ownership or effective control" or "in the ownership of a substantial portion of the assets" of Mountain West, within the meaning of section 280G of the Internal Revenue Code.

1.4 EVENTS OF CLOSING. Closing of the Transaction will take place in accordance with Section 2 ("Closing"). All shares, other than Dissenting Shares, of Mountain West Common Stock issued and outstanding immediately before Closing will be exchanged at Closing for shares of Glacier Common Stock in accordance with Subsection 1.6 by virtue of the Merger and without any further action required by the holders of Mountain West Common Stock. After Closing and subject to any Dissenting Shares, Glacier will own all of the outstanding shares of Mountain West Common Stock. The Board of Directors of Mountain West after the Effective Date will consist of Mountain West's directors immediately before the Merger, with the addition of Michael J. Blodnick (or, if Mr. Blodnick is unable to serve, another individual designated by Glacier). Nothing in this Agreement is intended to restrict any rights of Mountain West's stockholder and directors at any time after the Effective Date to nominate, elect, select, or remove directors. As required by Section 26-903 (c) of the Idaho Statutes, the names and residences of the proposed officers and directors of the Combined Bank are listed on Exhibit F.

1.5 EFFECT ON GLACIER COMMON STOCK. Glacier Common Stock shares issued and outstanding immediately before the Effective Date will remain outstanding and unchanged after the Merger.

1.6     CONSIDERATION.

        1.6.1 EXCHANGE RATIO. Subject to the conditions and limitations in this Agreement, holders of Mountain West Common Stock will receive Glacier Common Stock in exchange for their Mountain West Common Stock. The number (rounded to 2 decimals, rounding down if the third decimal is four or less or up if it is five or more) of Glacier Common Stock shares each holder will receive in exchange for each Mountain West Common Stock share he or she holds of record on the Effective Date (the "Exchange Ratio") will be 1.18, subject to Subsections 1.6.2 (change in equity capital) and 1.7 (dissenting shares). The shares of Glacier Common Stock to be issued to Mountain West Common Stockholders under this Agreement in connection with the Transaction are referred to as the "Glacier Shares."

        1.6.2 CHANGE IN EQUITY CAPITAL. If, after the date of this Agreement but before the Effective Date, Glacier's or Mountain West's Common Stock issued and outstanding increases or decreases in number or is changed into or exchanged for a different kind or number of securities, through a recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in capitalization (not including increases in number due to issuances of shares upon exercise of any outstanding options to purchase Glacier Common Stock shares) of Glacier or Mountain West, as the case may be, then, as appropriate, the parties will make the proportionate adjustment to the Exchange Ratio.

        1.6.3 NO FRACTIONAL SHARES. No fractional shares of Glacier Corporation Common Stock will be issued. In lieu of fractional shares, if any, each stockholder of Mountain West who is otherwise entitled to receive a fractional share of Glacier Common Stock will receive an amount of cash equal to the product of such fraction times $20. Such fractional share interests will not include the right to vote or receive dividends or any interest on dividends.

        1.6.4   CERTIFICATES.

                (a) Surrender of Certificates. Each certificate evidencing Mountain West Common Stock shares (other than Dissenting Shares) will, on and after the Effective Date, be deemed for all corporate purposes to represent and evidence only the right to receive a certificate representing the Glacier Shares (or to receive the cash for fractional shares) to which the Mountain West Common Stock shares converted in accordance with the provisions of this Subsection 1.6. Following the Effective Date, Mountain West stockholders shall exchange Mountain West Common Stock certificates by surrendering them to the agent ("Exchange Agent") designated by Glacier and Mountain West to effect the exchange of Mountain West Common Stock certificates for certificates representing Glacier Shares (or for cash in lieu of fractional shares), in accordance with any instructions provided by the Exchange Agent and together with a properly completed and executed form of transmittal letter. Until a holder's certificate evidencing Mountain West Common Stock is so surrendered, the holder will not be entitled to receive any certificates evidencing Glacier Shares or cash in lieu of fractional shares.

                (b) Issuance of Certificates in Other Names. Any person requesting that any certificate evidencing Glacier Shares be issued in a name other than the name in which the surrendered Mountain West Common Stock certificate is registered, must: (1) establish to the Exchange Agent's satisfaction the right to receive the certificate evidencing Glacier Shares and (2) either pay to the Exchange Agent any applicable transfer or other taxes or establish to the Exchange Agent's satisfaction that all applicable taxes have been paid or are not required.

                (c) Lost, Stolen, and Destroyed Certificates. The Exchange Agent will be authorized to issue a certificate representing Glacier Shares in exchange for a Mountain West Common Stock certificate that has been lost, stolen or destroyed, if the holder provides the Exchange Agent with: (1) satisfactory evidence that the holder owns Mountain West Common Stock and that the certificate representing this ownership is lost, stolen, or destroyed, (2) any appropriate affidavit the Exchange Agent may require, and (3) any indemnification assurances that the Exchange Agent may require.

                (d) Rights to Dividends and Distributions. After the Effective Date, no holder of a certificate evidencing Mountain West Common Stock shares will be entitled to receive any dividends or other distributions otherwise payable to holders of record of Glacier Common Stock on any date after the Effective Date, unless the holder (1) is entitled by this Agreement to receive a certificate representing Glacier Shares and (2) has surrendered in accordance with this Agreement his or her Mountain West Common Stock certificates (or has met the requirements of Subsection 1.6.4((c)) above) in exchange for certificates representing Glacier Shares. Surrender of Mountain West Common Stock certificates will not deprive the holder of any dividends or distributions that the holder is entitled to receive as a record holder of Mountain West Common Stock on a date before the Effective Date. When the holder surrenders his or her certificates, the holder will receive the amount, without interest, of any cash dividends and any other distributions distributed after the Effective Date on the whole number of shares of Glacier Shares into which the holder's Mountain West Common Stock was converted at the Effective Date.

                (e) Checks in Other Names. Any person requesting that a check for cash in lieu of fractional shares be issued in a name other than the name in which the Mountain West Common Stock certificate surrendered in exchange for the cash is registered, must establish to the Exchange Agent's satisfaction the right to receive this cash.

        1.6.5 EFFECT ON MOUNTAIN WEST OPTIONS. On the Effective Date, by virtue of the Merger, and without any action on the part of any party, any option to acquire Mountain West Common Stock, excluding the option under the Stock Option Agreement ("Mountain West Option"), will be converted into and become an option to purchase Glacier Common Stock ("Glacier Option") on the same terms and conditions as are in effect with respect to the Mountain West Option immediately prior to the Effective Date, except that (A) each such Glacier Option may be exercised solely for shares of Glacier Common Stock, (B) the number of shares of Glacier Common Stock subject to such Glacier Option will be equal to the number of shares of Mountain Common Stock subject to such option immediately prior to the Effective Date multiplied by the Exchange Ratio, the product being rounded, if necessary, up or down to the nearest whole share, and (C) the per share exercise price under each such Glacier Option will be adjusted by dividing the Mountain West Option exercise price by the Exchange Ratio and rounding up or down to the nearest cent.

1.7 PAYMENT TO DISSENTING STOCKHOLDERS. For purposes of this Agreement, "Dissenting Shares" means those shares of Mountain West Common Stock as to which stockholders have properly taken all steps necessary to perfect their dissenters' rights under Section 26-909 of the Idaho Statutes. Each outstanding Dissenting Share of Mountain West Common Stock will be converted at Closing into the rights provided under this section of the Idaho Statutes. For purposes of (beta) 26-909 (2) of the Idaho Statutes, the parties to this Agreement hereby fix $21 as the fair market value of dissenting shares of Mountain West Common Stock.

1.8 ALTERNATIVE STRUCTURES. Subject to the conditions set forth below, Glacier may in its sole discretion elect to consummate the Transaction by means other than those specified in this Section 1. If Glacier so elects, any means, procedures, or amendments necessary or desirable to consummate the Transaction, in the opinion of Glacier's counsel, will supersede any conflicting, undesirable or unnecessary provisions of this Agreement. But, unless this Agreement is amended in accordance with
        Section 9, the following
        conditions will apply: (1) the type and amount of consideration set forth in Subsection 1.6 will not be modified and (2) the tax consequences to Mountain West and its stockholders will not be adversely affected.

1.9 LETTER OF TRANSMITTAL. Glacier will prepare a transmittal letter form reasonably acceptable to Mountain West for use by stockholders holding Mountain West Common Stock. Certificates representing shares of Mountain West Common Stock must be delivered for payment in the manner provided in the transmittal letter form. On or about the Effective Date, Glacier will mail the transmittal letter form to Mountain West stockholders.

1.10 UNDELIVERED CERTIFICATES. If outstanding certificates for Mountain West Common Stock are not surrendered or the payment for them is not claimed before those payments would escheat or become the property of any governmental unit or agency, the unclaimed items will, to the extent permitted by abandoned property or any other applicable law, become the property of Glacier (and to the extent not in its possession will be paid over to Glacier), free and clear of all claims or interests of any person previously entitled to such items. But, neither Glacier nor Mountain West will be liable to any holder of Mountain West Common Stock for any amount paid to any governmental unit or agency having jurisdiction over any such unclaimed items under the abandoned property or other applicable law of the jurisdiction, and Glacier will pay no interest on amounts owed to stockholders for shares of Mountain West Common Stock.

1.11 STOCK OPTION AGREEMENT. As a condition to the execution of this Agreement, Glacier and Mountain West have executed a Stock Option Agreement, dated the same date as this Agreement.

                                    SECTION 2
                           CLOSING OF THE TRANSACTION

2.1 CLOSING. Closing will occur on the Effective Date. If Closing does not occur on or before March 31, 2000 ("Termination Date"), either Glacier or Mountain West may terminate this Agreement in accordance with Section
        7. Unless Glacier and Mountain West agree upon another date, the Effective Date will be a date selected by Glacier within 30 calendar days after the following, but no sooner than January 17, 2000:

        (a) each condition precedent set forth in Section 5 has been either fulfilled or waived; and

        (b) each approval required by Section 5 has been granted, and all applicable waiting periods have expired.

2.2 EVENTS OF CLOSING. On the Effective Date, all properly executed documents required by this Agreement will be delivered to the proper party in form consistent with this Agreement. If any party fails to deliver a required document on the Effective Date or otherwise defaults under this Agreement on or before the Effective Date, then the Transaction will not occur unless the adversely affected party waives the default.

2.3 PLACE OF CLOSING. Unless Glacier and Mountain West agree otherwise, Closing will occur on the Effective Date at Glacier's corporate office, 49 Commons Loop, Kalispell, Montana.

                                    SECTION 3
                                 REPRESENTATIONS

3.1 REPRESENTATIONS OF GLACIER AND MOUNTAIN WEST. Subject to Subsection 3.3 and except as expressly set forth in Schedule 1, Glacier (and as appropriate, New Bank) represents to Mountain West, and Mountain West represents to Glacier and New Bank, the following:

        3.1.1   CORPORATE ORGANIZATION AND QUALIFICATION.

                (a) It is a corporation duly organized and validly existing under the state laws of either Idaho or Delaware (as applicable), and its activities do not require it to be qualified in any jurisdiction other than Montana (for Glacier) and Idaho (for Mountain West).

                (b) It has the requisite corporate power and authority to own or lease its properties and assets and to carry on its businesses as they are now being conducted.

                (c) It has made available to the other party to this Agreement a complete and correct copy of its certificate or articles of incorporation and bylaws, each as amended to date and currently in full force and effect.

        3.1.2   SUBSIDIARIES.

                (a) With respect to Mountain West only, Schedule 3 lists all of its Subsidiaries and its percentage ownership of these Subsidiaries, as of the date of this Agreement. In this Agreement, the term "Subsidiary" with respect to a party means any corporation, partnership, financial institution, trust company, or other entity owned or controlled by that party or any of its subsidiaries or affiliates (or owned or controlled by that party together with one or more of its subsidiaries or affiliates). A Subsidiary is considered to be owned or controlled by a party if that party or any of its Subsidiaries (individually or together with the party) directly or indirectly owns, controls, or has the ability to exercise 50% or more of the voting power of the Subsidiary.

                (b) Each of its Subsidiaries is a corporation duly organized and validly existing under Montana or Idaho law, as the case may be, and is qualified to do business and in good standing in each jurisdiction where the property owned, leased, or operated, or the business conducted by the Subsidiary, requires this qualification.

                (c) Each of its Subsidiaries has the requisite corporate power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted.

        3.1.3 CAPITAL STOCK.

                (a) Glacier. Glacier represents:

                        (1) on the date this Agreement was signed, Glacier's authorized capital stock consists of 16 million shares divided into two classes: (i) 15 million shares of common stock, par value $.01 per share ("Company Common Stock"), _______________ shares of which are issued and outstanding and (ii) 1 million shares of blank-check preferred stock, par value $.01 per share, none of which is outstanding ("Glacier Preferred Stock");

                        (2) options or rights to acquire not more than an aggregate of _____________ Company Common Stock shares (subject to adjustment on the terms set forth in the Glacier Stock Plans) are outstanding under the stock option plans listed in Schedule 4 ("Glacier Stock Plans");

                        (3) No Company Common Stock shares are reserved for issuance, other than the shares reserved for issuance under the Glacier Stock Plans, and Glacier has no shares of Glacier Preferred Stock reserved for issuance;

                        (4) all outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and nonassessable;

                        (5) all outstanding shares of capital stock of each of Glacier's Subsidiaries owned by Glacier or a Subsidiary of Glacier have been duly authorized and validly issued and are fully paid and nonassessable, except to the extent any assessment is required under federal law, and are owned by Glacier or a Subsidiary of Glacier free and clear of all liens, pledges, security interests, claims, proxies, preemptive or subscriptive rights or other encumbrances or restrictions of any kind (collectively, "Liens"); and

                        (6) except as set forth in this Agreement or in the Glacier Stock Plans, there are no preemptive rights or any outstanding subscriptions, options, warrants, rights, convertible securities, or other agreements or commitments of Glacier or any of its Subsidiaries of any character relating to the issued or unissued capital stock or other equity securities of Glacier (including those relating to the issuance, sale, purchase, redemption, conversion, exchange, registration, voting or transfer of such stock or securities).

                (b)     Mountain West. Mountain West represents:

                        (1) Schedule 2 contains a complete list of all of its banking offices.

                        (2) as of the date of this Agreement, Mountain West's authorized capital stock consists of (i) 1,500,000 shares of common stock, $2.50 par value ("Bank Common Stock"), 715,472 shares of which are issued and outstanding,

                        (3) options or rights to acquire not more than an aggregate of 115,019 Bank Common Stock shares (subject to adjustment on the terms set forth in the Mountain West Stock Plans) are outstanding under the stock option plans listed in Schedule 4 ("Mountain West Stock Plans");

                        (4) no Bank Common Stock shares are reserved for issuance, other than the shares reserved for issuance under the Mountain West Stock Plan;

                        (5) all outstanding Mountain West Common Stock shares have been duly authorized and validly issued and are fully paid and nonassessable, except to the extent of any assessment required under (beta) 26-1113 of the Idaho Statutes;

                        (6) all outstanding shares of capital stock of each of Mountain West's Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable, and, except as otherwise provided in this Agreement, at Closing will be owned by Mountain West or a Subsidiary of Mountain West free and clear of all Liens;

                        (7) There are no preemptive rights or any outstanding subscriptions, options, warrants, rights, convertible securities, or other agreements or commitments of Mountain West or any of its Subsidiaries of any character relating to the issued or unissued capital stock or other equity securities of Mountain West or any of its Subsidiaries (including those relating to the issuance, sale, purchase, redemption, conversion, exchange, registration, voting or transfer of such stock or securities);

                        (8) it (alone or together with any of its Subsidiaries) owns all of the shares of capital stock (or 100% of any other applicable form of ownership interest if the Subsidiary is not a corporation) of each of its Subsidiaries free and clear of all encumbrances.

        3.1.4 CORPORATE AUTHORITY.

                (a) It has the requisite corporate power and authority and has taken all corporate action necessary in order to execute and deliver this Agreement, subject (in Mountain West's case) only to the approval by Mountain West's stockholders of the plan of Merger contained in this Agreement to the extent required by Section 26-904 of the Idaho Statutes, to complete the Transaction.

                (b) This Agreement is a valid and legally binding agreement of it, enforceable in accordance with the terms of this Agreement.

        3.1.5 REPORTS AND FINANCIAL STATEMENTS.

                (a) Filing of Reports. Since January 1, 1996, it and each of its Subsidiaries has filed all reports and statements, together with any required amendments to these reports and statements, that it was required to file with (1) the Securities and Exchange Commission ("SEC"), (2) the Federal Reserve Board, (3) the FDIC, (4) the Office of Thrift Supervision ("OTS") and (5) any other applicable federal or state banking, insurance, securities, or other regulatory authorities. Each of these reports and statements, including the related financial statements and exhibits, complied (or will comply, in the case of reports or statements filed after the date of this Agreement) as to form in all material respects with all applicable statutes, rules and regulations as of their respective dates (and, in the case of reports or statements filed before the date of this Agreement, without giving effect to any amendments or modifications filed after the date of this Agreement).

                (b) Delivery to Other Party of Reports. It has delivered to the other party a copy of each registration statement, offering circular, report, definitive proxy statement or information statement under the Securities Act of 1933, as amended, ("Securities Act"), the Securities Exchange Act of 1934, as amended, ("Exchange Act"), and state securities and "Blue Sky" laws (collectively, the "Securities Laws") filed, used or circulated by it with respect to periods since January 1, 1996, through the date of this Agreement. It will promptly deliver to the other party each such registration statement, offering circular, report, definitive proxy statement or information statement filed, used or circulated after the date of this Agreement (collectively, its "Reports"), each in the form (including related exhibits and amendments) filed with the SEC or the FDIC (or if not so filed, in the form used or circulated).

                (c) Compliance with Securities Laws. As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Agreement), each of the Reports, including the related financial statements, exhibits and schedules, filed, used or circulated before the date of this Agreement complied (and each of the Reports filed after the date of this Agreement, will comply) in all material respects with applicable Securities Laws, and did not (or in the case of reports, statements, or circulars filed after the date of this Agreement, will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                (d) Financial Statements. Each of its balance sheets included in the Financial Statements fairly presents (or, in the case of Financial Statements for periods ending on a date following the date of this Agreement, will fairly present) the consolidated financial position of it and its Subsidiaries as of the date of the balance sheet. Each of the consolidated statements of income, cash flows and stockholders' equity included in the Financial Statements fairly presents (or, in the case of Financial Statements for periods ending on a date following the date of this Agreement, will fairly present) the consolidated results of operations, retained earnings and cash flows, as the case may be, of it and its Subsidiaries for the periods set forth in these statements (subject, in the case of unaudited statements, to normal year-end audit adjustments), in each case in accordance with generally accepted accounting principles, consistently applied ("GAAP"), except as may be noted in these statements.

                        (1) "Financial Statements" means: (i) in Glacier's case, the Glacier Financial Statements (or for periods ending on a date following the date of this Agreement, the Subsequent Glacier Financial Statements); and (ii) in Mountain West's case, the Mountain West Financial Statements (or for periods ending on a date following the date of this Agreement, the Subsequent Mountain West Financial Statements).

                        (2)     "Glacier Financial Statements" means Glacier's
                                (i) audited consolidated statements of financial condition as of December 31, 1998 and 1997, and the related audited statements of income, cashflows and changes in stockholders' equity for each of the years ended December 31, 1998 and 1997; and (ii) unaudited consolidated statements of financial condition as of the end of each fiscal quarter following December 31, 1998 but preceding the date of this Agreement, and the related unaudited statements of income, cashflows and changes in stockholders' equity for each such quarter.

                        (3) "Subsequent Glacier Financial Statements" means unaudited balance sheets and related statements of income and stockholders' equity for each of the fiscal quarters ending after the date of this Agreement and before Closing.

                        (4) "Mountain West Financial Statements" means audited statements of financial condition as of March 31, 1999, 1998 and 1997, and the related audited statements of income, cashflows and changes in stockholders' equity for each of the years ended March 31, 1999, 1998 and 1997; and
                                (ii) unaudited consolidated
                                statements of financial condition as of the end of each fiscal quarter following March 31, 1999 but preceding the date of this Agreement, and the related unaudited statements of income, cashflows and changes in stockholders' equity for each such quarter.

                        (5) "Subsequent Mountain West Financial Statements" means unaudited balance sheets and related statements of income and stockholders' equity for each of Mountain West's fiscal quarters ending after the date of this Agreement and before Closing.

        3.1.6 ABSENCE OF CERTAIN EVENTS AND CHANGES. Except as disclosed in its Financial Statements and Reports, since December 31, 1998 (for Glacier) and March 31, 1999 (for Mountain West): (1) it and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course of the businesses and (2) no change or development or combination of changes or developments has occurred that, individually or in the aggregate, is reasonably likely to result in a Material Adverse Effect with respect to it or its Subsidiaries. For purposes of this Agreement, "Material Adverse Effect" with respect to any corporation means an effect that: (1) is materially adverse to the business, financial condition, results of operations or prospects of the corporation and its Subsidiaries taken as a whole; (2) significantly and adversely affects the ability of the corporation to consummate the transactions contemplated by this Agreement by the Termination Date or to perform its material obligations under this Agreement; or (3) enables any persons to prevent the consummation by the Termination Date of the transactions contemplated by this Agreement. No Material Adverse Effect will be deemed to have occurred on the basis of any effect resulting from actions or omissions of the corporation taken with the explicit prior consent of the other party to this Agreement.

        3.1.7   MATERIAL AGREEMENTS.

                (a) Except for the Glacier and Mountain West Stock Plans, respectively, and arrangements made after the date and in accordance with the terms of this Agreement, it and its Subsidiaries are not bound by any material contract (as defined in Item 601(b)(10) of Regulation S-K under the Securities Act) that: (1) is to be performed after the date of this Agreement and (2) has not been filed with or incorporated by reference in its Reports or set forth in Schedule 5.

                (b) Neither it nor any of its Subsidiaries is in default under any contract, agreement, commitment, arrangement, lease, insurance policy, or other instrument.

        3.1.8 KNOWLEDGE AS TO CONDITIONS. Its President, Chief Executive Officer, and Chief Financial Officer (collectively, "Executive Officers") know of no reason the Regulatory Approvals and, to the extent necessary, any other approvals, authorizations, filings, registrations, and notices should not be obtained without the imposition of any condition or restriction that is reasonably likely to have a Material Adverse Effect with respect to it, its Subsidiaries, or the Combined Bank, or the opinion of the tax experts referred to in Subsection 5.2.13.

        3.1.9 BROKERS AND FINDERS. Neither it, its Subsidiaries, nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated in this Agreement.

3.2 MOUNTAIN WEST'S ADDITIONAL REPRESENTATIONS. Subject to Subsection 3.3 and except as expressly set forth in Schedule 1, Mountain West represents to Glacier, the following:

        3.2.1 LOAN AND LEASE LOSSES. Its Executive Officers know of no reason why the allowance for loan and lease losses shown in the balance sheets included in the Financial Statements for the periods ended December 31, 1998, March 31, 1999, and June 30, 1999, was not adequate as of those dates, respectively, to provide for estimable and probable losses, net of recoveries relating to loans not previously charged off, inherent in its loan portfolio.

        3.2.2 NO STOCK OPTION PLANS. Neither it nor any of its Subsidiaries has adopted any stock option plans or granted any options or rights to acquire any shares of Mountain West Common Stock or capital stock or other ownership interest of any Mountain West Subsidiary except as expressly set forth in Schedule 4.

        3.2.3   GOVERNMENTAL FILINGS; NO VIOLATIONS.

                (a) Filings. Other than the Regulatory Approvals and other than as required under the Securities Act, the Exchange Act, and state securities and "Blue Sky" laws, no notices, reports or other filings are required to be made by it with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by it from, any governmental or regulatory authority, agency, court, commission or other entity, domestic or foreign ("Governmental Entity"), in connection with the execution, delivery or performance of this Agreement by it and the consummation by it of the Transaction.

                (b) Violations. The execution, delivery and performance of this Agreement does not and will not, and the consummation by it of the Transaction will not, constitute or result in: (1) a breach or violation of, or a default under, its articles of incorporation or bylaws, or the comparable governing instruments of any of its Subsidiaries; (2) a breach or violation of, or a default under, or the acceleration of or the creation of a Lien (with or without the giving of notice, the lapse of time or both) under, any provision of any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation ("Contracts") of it or any of its Subsidiaries; or (3) a violation of any law, rule, ordinance or regulation or judgment, decree, order, award, or governmental or non-governmental permit or license to which it or any of its Subsidiaries is subject; or (4) any change in the rights or obligations of any party under any of the Contracts. Schedule 6 contains a list of all consents it or its Subsidiaries must obtain from third parties under any Contracts before consummation of the Transaction.

        3.2.4   ASSET CLASSIFICATION.

                (a) Schedule 7 sets forth a list, accurate and complete as of June 30, 1999, except as otherwise expressly noted in
                        Schedule 7, and separated by category of classification or criticism ("Asset Classification"), of the aggregate amounts of loans, extensions of credit and other assets of it and its Subsidiaries that have been criticized or classified by any Governmental Entity, by any outside auditor, or by any internal audit.

                (b) Except as shown on Schedule 7, no amounts of loans, extensions of credit or other assets that have been classified or criticized by any representative of any Governmental Entity as "Other Assets Especially Mentioned," "Substandard," "Doubtful," "Loss" or words of similar effect are excluded from the amounts disclosed in the Asset Classification, other than amounts of loans, extensions of credit or other assets that were paid off or charged off by it or its Subsidiaries before the date of this Agreement.

        3.2.5 INVESTMENTS. Schedule 8 lists all investments (except investments in securities issued by federal state or local government or any subdivision or agency thereof and investments in Subsidiaries) made by it or any of its Subsidiaries in an amount greater than $25,000 or which represent an ownership interest of more than 5% in any corporation, company, partnership, or other entity. All investments comply with all applicable laws and regulations.

        3.2.6   PROPERTIES.

                (a) Except as disclosed or reserved against in its Financial Statements or in Schedule 9, it and its Subsidiaries have good and marketable title, free and clear of all Liens (other than Liens for current taxes not yet delinquent or pledges to secure deposits) to all of the properties and assets, tangible or intangible, reflected in its Reports as being owned or leased by it or its Subsidiaries as of the date of this Agreement.

                (b) To the knowledge of its Executive Officers, all buildings and all fixtures, equipment and other property and assets that are material to its business on a consolidated basis and are held under leases or subleases by it or its Subsidiaries are held under valid leases or subleases, enforceable in accordance with their respective terms (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally or by general equity principles).

                (c) Schedule 10 lists all its and its Subsidiaries' existing branches and offices and all new branches or offices it or any of its Subsidiaries' has applied to establish or purchase, along with the cost to establish or purchase those branches.

                (d) Mountain West has provided to Glacier copies of existing title policies held in its files, and no exceptions, reservations, or encumbrances have arisen or been created since the date of issuance of those policies.

        3.2.7 ANTI-TAKEOVER PROVISIONS. It and each of its Subsidiaries have taken all necessary action to exempt the Transaction and this Agreement from (a) all applicable Idaho State law anti-takeover provisions, if any, and (b) any takeover-related provisions of its articles of incorporation or bylaws.

        3.2.8 COMPLIANCE WITH LAWS. Except as disclosed in Schedule 11, it and each of its Subsidiaries:

                (a) are in compliance, in the conduct of their businesses, with all applicable federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees, including the Bank Secrecy Act, the Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all applicable fair lending laws or other laws relating to discrimination;

                (b) have all permits, licenses, certificates of authority, orders, and approvals of, and have made all filings, applications, and registrations with, federal, state, local, and foreign governmental or regulatory bodies (including the Federal Reserve, FDIC and OTS) that are required in order to permit them to carry on their businesses as they are presently conducted;

                (c) have received since January 1, 1996, no notification or communication from any Governmental Entity (including any bank, insurance and securities regulatory authorities) or its staff (1) asserting a failure to comply with any of the statutes, regulations or ordinances that such Governmental Entity enforces, (2) threatening to revoke any license, franchise, permit or governmental authorization, or (3) threatening or contemplating revocation or limitation of, or that would have the effect of revoking or limiting, FDIC deposit insurance (nor, to the knowledge of its Executive Officers, do any grounds for any of the foregoing exist); and

                (d) are not required to notify any federal banking agency before adding directors to its board of directors or employing senior executives.

        3.2.9 LITIGATION. Except as disclosed in its Financial Statements or in Schedule 12, before the date of this Agreement:

                (a) no criminal or administrative investigations or hearings, before or by any Governmental Entity, or civil, criminal or administrative actions, suits, claims or proceedings, before or by any person (including any Governmental Entity) are pending or, to the knowledge of its Executive Officers, threatened, against it or any of its Subsidiaries (including under the Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, or any other fair lending law or other law relating to discrimination); and

                (b) neither it nor any of its Subsidiaries (nor any officer, director, controlling person or property of it or any of its Subsidiaries) is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, any Governmental Entity charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits (including the FDIC) or the supervision or regulation of it or of its Subsidiaries, and neither it nor any of its Subsidiaries has been advised by any such Governmental Entity that such Governmental Entity is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter or similar submission.

        3.2.10 TAXES. For purposes of this Subsection 3.2.10, "Tax" includes any tax or similar governmental charge, impost, or levy (including income taxes, franchise taxes, transfer taxes or fees, stamp taxes, sales taxes, use taxes, excise taxes, ad valorem taxes, withholding taxes, worker's compensation, payroll taxes, unemployment insurance, social security, minimum taxes, or windfall profits taxes), together with any related liabilities, penalties, fines, additions to tax, or interest, imposed by the United States or any state, county, provincial, local or foreign government or subdivision or agency of the United States.

                (a) All federal, state and local Tax returns, including all information returns, it and its Subsidiaries are required to file have been timely filed or requests for extensions have been timely filed. If any extensions were filed, they have been or will be granted by Closing and will not have expired. All filed returns are complete and accurate in all material respects.

                (b)     Except as disclosed in its Financial Statements:

                        (1) all taxes attributable to it or any of its Subsidiaries that are or were due or payable (without regard to whether such taxes have been assessed) have been paid in full or have been adequately provided for in its Financial Statements in accordance with GAAP;

                        (2) adequate provision in accordance with GAAP has been made in its Financial Statements relating to all Taxes for the periods covered by such Financial Statements that were not yet due and payable as of the date of this Agreement, regardless of whether the liability for such Taxes is disputed;

                        (3) as of the date of this Agreement and except as disclosed in its Financial Statements, there is no outstanding audit examination, deficiency, refund, litigation or outstanding waiver or agreement extending the applicable statute of limitations for the assessment or collection of any Taxes for any period with respect to any Taxes of it or its Subsidiaries;

                        (4) all Taxes with respect to completed and settled examinations or concluded litigation relating to it or any of its Subsidiaries have been paid in full or have been recorded on its Financial Statements (in accordance with GAAP);

                        (5) neither it nor any of its Subsidiaries is a party to a Tax sharing or similar agreement or any agreement under which it or any of its Subsidiaries has indemnified any party (other than it or one of its Subsidiaries) with respect to Taxes; and

                        (6) the proper and accurate amounts have been withheld from all employees (and timely paid to the appropriate Governmental Entity or set aside in an account for these purposes) for all periods through the Effective Date in compliance with all Tax withholding provisions of applicable federal, state, local and foreign laws (including income, social security and employment tax withholding for all types of compensation).

        3.2.11 INSURANCE. It and each of its Subsidiaries has taken all requisite action (including the making of claims and the giving of notices) under its directors' and officers' liability insurance policy or policies in order to preserve all rights under such policies with respect to all matters known to it (other than matters arising in connection with, and the transactions contemplated by, this Agreement). Schedule 13 lists all directors' and officers' liability insurance policies and other insurance policies maintained by it or its Subsidiaries.

        3.2.12 LABOR MATTERS. Neither it nor any of its Subsidiaries is a party to, or is bound by, any collective bargaining agreement, contract or other agreement or understanding with any labor union or labor organization. Neither it nor any of its Subsidiaries is the subject of any proceeding: (1) asserting that it or any of its Subsidiaries has committed an unfair labor practice or (2) seeking to compel it or any of its Subsidiaries to bargain with any labor organization as to wages or conditions of employment. No strike involving it or any of its Subsidiaries is pending or, to the knowledge of its Executive Officers, threatened. Its Executive Officers are not aware of any activity involving its or any of its Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in any other organizational activity.

        3.2.13 YEAR 2000 COMPLIANCE. It and its Subsidiaries are Year 2000 Compliant and have received "Satisfactory" ratings by the appropriate banking regulatory authorities. For purposes of this Agreement, "Year 2000 Compliant" means that Mountain West's Information Technology is designed to be used prior to, during, and after the calendar Year 2000 A.D., and the Information Technology used during each such time period will accurately receive, provide and process date/time data (including, but not limited to, calculating, comparing and sequencing) from, into and between the twentieth and twenty-first centuries, including the years 1999 and 2000, and leap year calculations and will not malfunction, cease to function, or provide invalid or incorrect results as a result of date/time data, to the extent that other Information Technology, used in combination with the Information Technology being acquired, properly exchanges date/time data with it. For purposes of this Agreement, "Information Technology" includes computer software, computer firmware, computer hardware (whether general or specific purpose), and other similar or related automated or computerized items that are used or relied on by Mountain West or any if its Subsidiaries in the conduct of their businesses.

        3.2.14  EMPLOYEE BENEFITS.

                (a) For purposes of this Agreement, "Plan" or "Plans", individually or collectively, means any "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, ("ERISA"), as amended, maintained by Mountain West or any of its Subsidiaries, as the case may be. Mountain West and its Subsidiaries are not now nor have they ever been contributing employers to or sponsors of a multi-employer plan or a single employer plan subject to Title IV of ERISA.

                (b) Schedule 14 sets forth a list, as of the date of this Agreement, of (1) all Plans, stock purchase plans, restricted stock and stock option plans, and other deferred compensation arrangements, (2) all other material employee benefit plans that cover employees or former employees of it and its Subsidiaries (its "Compensation Plans"). True and complete copies of the Compensation Plans (and, as applicable, copies of summary plan descriptions, annual reports on Form 5500, actuarial reports and reports under Financial Accounting Standards Board Statement No. 106 relating to such Compensation Plans) covering current or former employees or directors of it or its Subsidiaries (its "Employees"), including Plans and related amendments, have been made available to Glacier.

                (c) All Plans (other than "multi-employer plans" within the meaning of ERISA Sections 3(37) or 4001(a)(3)), to the extent subject to ERISA, are in substantial compliance with ERISA. Each Plan, that is an "employee pension benefit plan" within the meaning of ERISA Section 3(2) ("Pension Plan") and that is intended to be qualified under IRC Section 401(a), has received a favorable determination letter from the Internal Revenue Service, and it is not aware of any circumstances likely to result in revocation of any such favorable determination letter. No litigation relating to Plans is pending or, to the knowledge of its Executive Officers, threatened. Neither it nor any of its Subsidiaries has engaged in a transaction with respect to any Plan that could subject it or its Subsidiaries to a Tax or penalty imposed by either IRC Section 4975 or ERISA Section 502(i).

                (d) All material contributions it or any of its Subsidiaries are or were required to make under the terms of any Plans have been timely made or have been reflected in its Financial Statements. No Plan of it or its subsidiaries has an "accumulated funding deficiency" (whether or not waived) within the meaning of IRC
                        Section 412 or ERISA Section 302.

                        Neither it nor any of its Subsidiaries has provided, or is required to provide, security to any Pension Plan under IRC Section 401(a)(29), IRC Section 412(f)(3), or ERISA Sections 306, 307 or 4204.

                (e) Except as disclosed in its Financial Statements, neither it nor its Subsidiaries have any obligations for retiree health and life benefits.

                (f) No restrictions exist on the rights of it or its Subsidiaries to amend or terminate any Plan without incurring liability under the Plan in addition to normal liabilities for benefits.

                (g) Except as disclosed in its Financial Statements or as provided in a Schedule to this Agreement, the transactions contemplated by this Agreement and the Stock Plans will not result in: (1) vesting, acceleration, or increase of any amounts payable under any Compensation Plan, (2) any material increase in benefits under any Compensation Plan or (3) payment of any severance or similar compensation under any Compensation Plan.

        3.2.15  ENVIRONMENTAL MATTERS.

                (a) For purposes of this Subsection 3.2.15, the following definitions apply:

                        (1)     "Subject Property" with respect to a party means
                                (i) all real property at which the businesses of it or its Subsidiaries have been conducted, and any property where under any Environmental Law it or any of its Subsidiaries is deemed to be the owner or operator of the property; (ii) any facility in which it or its Subsidiaries participates in the management, including participating in the management of the owner or operator of the property; and (iii) all other real property that, for purposes of any Environmental Law, it or any of its Subsidiaries otherwise could be deemed to be an owner or operator of or as otherwise having control over.

                        (2) "Environmental Laws" means any federal, state, local or foreign law, regulation, agency policy, order, decree, judgment, judicial opinion, or any agreement with any Governmental Entity, presently in effect or subsequently adopted relating to: (i) the manufacture, generation, transport, use, treatment, storage, recycling, disposal, release, threatened release or presence of Hazardous Substances, or (ii) the preservation, restoration or protection of the environment, natural resources or human health.

                        (3) "Hazardous Substances" means any hazardous or toxic substance, material or waste that is regulated by any local governmental authority, any state government or the United States Government, including any material or substance that is (a) defined as a "hazardous substance" in 42 USC Section 9601(14), (b) defined as a "pollutant or contaminant" in 42 USC Section 9604(a)(2), or (c) defined as a "hazardous waste" in 42 USC Section 6903(5).

                (b) It and each of its Subsidiaries and the Subject Property are, and have been, in compliance with all applicable Environmental Laws, and no circumstances exist that with the passage of time or the giving of notice would be reasonably likely to result in noncompliance with such Environmental Laws.

                (c) None of the following, and no reasonable basis for any of the following, exists: pending or threatened claims, actions, investigations, notices of non-compliance, information requests or notices of potential responsibility or proceedings involving it or any of its Subsidiaries or any Subject Property, relating to:

                        (1) an asserted liability of it or any of its Subsidiaries or any prior owner, occupier or user of Subject Property under any applicable Environmental Law or the terms and conditions of any permit, license, authority, settlement, agreement, decree or other obligation arising under any applicable Environmental Law;

                        (2) the handling, storage, use, transportation, removal or disposal of Hazardous Substances;

                        (3) the actual or threatened discharge, release or emission of Hazardous Substances from, on or under or within Subject Property into the air, water, surface water, ground water, land surface or subsurface strata; or

                        (4) personal injuries or damage to property related to or arising out of exposure to Hazardous Substances.

                (d) No storage tanks underground or otherwise are present on the Subject Property or, if present, none of such tanks are leaking and each of them is in full compliance with all applicable Environmental Laws. With respect to any Subject Property, it and its Subsidiaries do not own, possess or control any PCBs, PCB-contaminated fluids, wastes or equipment, or any material amount of asbestos or asbestos-containing material. No Hazardous Substances have been used, handled, stored, discharged, released or emitted, or are threatened to be discharged, released or emitted, at or on any Subject Property, except for those types and quantities of Hazardous Substances typically used in an office environment and that have not created conditions requiring remediation under any applicable Environmental Law.

                (e) Except for the investigation or monitoring by the Environmental Protection Agency or similar state agencies in the ordinary course, no part of the Subject Property has been or is scheduled for investigation or monitoring under any applicable Environmental Law.

3.3     EXCEPTIONS TO REPRESENTATIONS.

        3.3.1 DISCLOSURE OF EXCEPTIONS. Each exception set forth in a Schedule is disclosed only for purposes of the representations referenced in that exception; but the following conditions apply:

                (a) no exception is required to be set forth in a Schedule if its absence would not result in the related representation being found untrue or incorrect under the standard established by Subsection 3.3.2; and

                (b) the mere inclusion of an exception in a Schedule is not an admission by a party that such exception represents a material fact, material set of facts, or material event or would result in a Material Adverse Effect with respect to that party.

        3.3.2   NATURE OF EXCEPTIONS. No representation contained in Subsections
                3.1 or 3.2 will be found untrue or incorrect and no party to this Agreement will have breached a representation due to the following: the existence of any fact, set of facts, or event, if the fact or event individually or taken together with other facts or events would not, or, in the case of Subsection 3.2.9, is not reasonably likely to, have a Material Adverse Effect with respect to such party.



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

                                         SECTION 4

                                 CONDUCT AND TRANSACTIONS
                                      BEFORE CLOSING

4.1 CONDUCT OF MOUNTAIN WEST'S BUSINESS BEFORE CLOSING. Before Closing, Mountain West promises as follows:

        4.1.1   AVAILABILITY OF MOUNTAIN WEST'S BOOKS, RECORDS AND PROPERTIES.

                (a) Mountain West will make its, and cause its Subsidiaries to make their, books, records, properties, contracts and documents available at all reasonable times to Glacier and its counsel, accountants and other representatives. These items will be open for inspection, audit and direct verification of: (1) loan or deposit balances,
                        (2) collateral receipts and (3) any other transactions or documentation Glacier may find reasonably relevant to the Transaction. Mountain West will, and will cause its Subsidiaries to, cooperate fully in any such inspection, audit, or direct verification procedures, and Mountain West will, and will cause its Subsidiaries to, make available all information reasonably required by or on behalf of Glacier.

                (b) At Glacier's request, Mountain West will request any third parties involved in the preparation or review of
                        (1) Mountain West Financial Statements, (2) Subsequent Mountain West Financial Statements, or (3) any audits of Mountain West's operations, loan portfolios or other assets, to disclose to Glacier the work papers or any similar materials related to these items.

        4.1.2 ORDINARY AND USUAL COURSE. Mountain West will, and will cause its Subsidiaries to, conduct business only in the ordinary and usual course and, without the prior written consent of Glacier, will not, and will not allow its Subsidiaries to, do any of the following:

                (a) effect any stock split or other recapitalization with respect to Mountain West Common Stock or the capital stock of a Mountain West Subsidiary, or issue, pledge, redeem, or encumber in any way any shares of Mountain West's or a Mountain West Subsidiary's capital stock, except shares issued pursuant to the exercise of Mountain West Stock Options; or grant any option or other right to shares of Mountain West's or a Mountain West Subsidiary's capital stock;

                (b) declare or pay any dividend, or make any other distribution, either directly or indirectly, with respect to Mountain West Common Stock or the capital stock of any Mountain West Subsidiary;

                (c) acquire, sell, transfer, assign, encumber or otherwise dispose of assets or make any commitment with respect to its assets other than in the ordinary and usual course of business;

                (d) solicit or accept deposit accounts of a different type from accounts previously accepted by it or at rates materially in excess of rates previously paid by it, except to reflect changes in prevailing interest rates, or incur any indebtedness greater than $25,000 (except for borrowings from the Federal Home Loan Bank in the ordinary course of business and consistent with past practices);

                (e) acquire an ownership interest or a leasehold interest in any Property or any other real property, whether by foreclosure or otherwise, without: (1) making an appropriate environmental evaluation in advance of obtaining the interest and providing the evaluation to Glacier and (2) (without giving effect to the introductory paragraph of this Subsection 4.1.2) providing Glacier with prompt written notice as required by Subsection 4.8.

                (f) subject to the exercise of its board of directors' fiduciary duties and on the advice of counsel, enter into or recommend the adoption by Mountain West's stockholders of any agreement involving a possible merger or other business combination or asset sale by Mountain West not involving the Transaction;

                (g) enter into, renew, or terminate any contracts (including real property leases and data or item processing agreements) with or for a term of one-year or more, except for its contracts of deposit and agreements to lend money not otherwise restricted under this Agreement and (1) entered into in the ordinary course of business,
                        (2) consistent with past practices, and (3) providing for not less (in the case of loans) or more (in the case of deposits) than prevailing market rates of interest;

                (h) enter into or amend any contract (other than contracts for deposits or agreements to lend money not otherwise restricted by this Agreement) calling for a payment by it of more than $25,000, unless the contract may be terminated without cause or penalty upon 30 days notice or less;

                (i) enter into any personal services contract with any person or firm, except contracts, agreements, or arrangements for legal, accounting, investment advisory, or tax services entered into directly to facilitate the Transaction;

                (j) (1) sell any securities, whether held for investment or sale, other than in the ordinary course of business or sell any securities, whether held for investment or sale, even in the ordinary course of business, if the aggregate gain realized from all sales after the date of this Agreement would be more than $60,000 or (2) transfer any investment securities between portfolios of securities available for sale and portfolios of securities to be held to maturity;

                (k) amend its articles of incorporation, bylaws, or other formation agreements, or convert its charter or form of entity;

                (l) implement or adopt any material changes in its operations, policies, or procedures, including loan loss reserve policies, unless the changes are requested by Glacier or are necessary or advisable, on the advice of legal counsel, to comply with applicable laws, regulations, or regulatory policies;

                (m) implement or adopt any change in its accounting principles, practices or methods, other than as may be required (1) by GAAP, (2) for tax purposes, or (3) to take advantage of any beneficial tax or accounting methods;

                (n) other than in accordance with binding commitments existing on the date of this Agreement, make any capital expenditures in excess of $10,000 per project or related series of projects or $25,000 in the aggregate, except for expenses reasonably related to completion of the Transaction, which expenses may not exceed $60,000; or

                (o) enter into any other transaction or make any expenditure other than in the ordinary and usual course of its business and made or entered into in a manner consistent with its well-established practices or as required by this Agreement.

        4.1.3 CONDUCT REGARDING REPRESENTATIONS. Mountain West will not do or cause to be done anything that would cause any representation in Subsection 3.1 or 3.2 to be untrue at Closing, except as otherwise contemplated or required by this Agreement or consented to in writing by Glacier.

        4.1.4 MAINTENANCE OF PROPERTIES. Mountain West will maintain its properties and equipment (and related insurance or its equivalent) in accordance with good business practice.

        4.1.5 PRESERVATION OF BUSINESS ORGANIZATION. Mountain West will use all reasonable efforts to:

                (a)     preserve its business organization;

                (b)     retain the services of present management; and

                (c) preserve the goodwill of suppliers, customers and others with whom it has business relationships.

        4.1.6 SENIOR MANAGEMENT. Except for (1) changes consistent with past practice and (2) the hiring of a commercial loan officer in Boise, Mountain West will not make any change, including hiring of replacements, with respect to present management personnel having the rank of vice-president or higher.

        4.1.7 COMPENSATION AND EMPLOYMENT AGREEMENTS. Mountain West will not permit any increase in the current or deferred compensation payable or to become payable by Mountain West to any of its directors, officers, employees, agents, or consultants other than normal increments in compensation in accordance with Mountain West's past practices with respect to the timing and amounts of such increments. Except as contemplated in this Agreement, Mountain West will not commit to, execute or deliver any employment agreement with any party not terminable upon two weeks' notice and without expense.

        4.1.8 UPDATE OF FINANCIAL STATEMENTS. Mountain West will promptly deliver its Financial Statements to Glacier. Mountain West will deliver Subsequent Mountain West Financial Statements to Glacier by the earlier of: (1) 5 days after Mountain West has prepared and issued them or (2) 60 days after year-end for year-end statements and 30 days after the end of the quarter for quarterly statements. The Subsequent Mountain West Financial
                Statements:

                (a)     will be prepared from the books and records of Mountain
                        West;

                (b) will present fairly the financial position and operating results of Mountain West at the times indicated and for the periods covered;

                (c) will be prepared in accordance with GAAP (except for the absence of notes) and with the regulations promulgated by applicable regulatory authorities, to the extent then applicable, subject to normal year-end adjustments; and

                (d) will reflect all Mountain West's liabilities, contingent or otherwise, on the respective dates and for the respective periods covered, except for liabilities: (1) not required to be so reflected in accordance with GAAP or (2) not significant in amount.

        4.1.9 NO SOLICITATION. Neither Mountain West nor any of its officers or directors, directly or indirectly, will solicit, encourage, entertain, or facilitate any other proposals or inquiries for an acquisition of the shares or assets of Mountain West or its Subsidiaries or enter into discussions concerning any such acquisition, except as otherwise required to comply with the fiduciary responsibilities of Mountain West's board of directors. No such party will make available to any person not affiliated with Mountain West or Glacier any information about its business or organization that is not either routinely made available to the public generally or required by law.

        4.1.10 TITLE POLICIES. No later than 30 days after the execution of this Agreement, Mountain West will provide Glacier with title reports issued by a title insurance company reasonably satisfactory to Glacier. These title reports must show unencumbered fee simple title or vendee's interest to all real Property owned by Mountain West or any of its Subsidiaries and unencumbered leasehold interests in all real Property leased by Mountain West or any of its Subsidiaries, and these title reports may contain only such exceptions, reservations, and encumbrances as may be consented to in writing by Glacier, which consent Glacier may not unreasonably withhold. At Closing, Mountain West will provide Glacier with update endorsements, dated as of the Effective Date, to the title policies for each Property owned by it or any of its Subsidiaries. For purposes of this Agreement, "Property" includes any property that Mountain West or any of its Subsidiaries owns or leases, other than other real estate owned.

        4.1.11 REVIEW OF LOANS. Mountain West will permit Glacier to conduct an examination of Mountain West's loans to determine credit quality and the adequacy of Mountain West's allowance for loan losses. Glacier will have continued access to Mountain West's loans through Closing to update the examination. At Glacier's reasonable request, Mountain West will provide Glacier with current reports updating the information set forth in Schedule 7.

4.2     REGISTRATION STATEMENT.

        4.2.1   PREPARATION OF REGISTRATION STATEMENT.

                (a) A Registration Statement on Form S-4 ("Registration Statement") will be filed by Glacier with the SEC under the Securities Act for registration of the Glacier Shares, and the parties will prepare a related prospectus/proxy statement ("Prospectus/Proxy
                        Statement") to be mailed together with any amendments and supplements to Mountain West's stockholders.

                (b) The parties will cooperate with each other in preparing the Registration Statement and Prospectus/Proxy Statement, and will use their best efforts to: (1) file the Registration Statement with the SEC within 60 days following the date on which this Agreement is executed, and (2) obtain the clearance of the SEC, any appropriate state securities regulators and any other required regulatory approvals, to issue the Prospectus/Proxy Statement.

                (c) Nothing will be included in the Registration Statement or the Prospectus/Proxy Statement or any proxy solicitation materials with respect to any party to this Agreement unless approved by that party, which approval will not be unreasonably withheld.

                (d) Glacier will pay all costs associated with the preparation by Glacier's counsel and the filing of the Registration Statement. Mountain West will pay all costs associated with the review and preparation by Mountain West's counsel of the Registration Statement and the Prospectus/Proxy. Mountain West will pay the costs associated with the printing and mailing of the Prospectus/Proxy Statement to its stockholders and any other direct costs incurred by it in connection with the Prospectus/Proxy Statement.

        4.2.2   SUBMISSION TO STOCKHOLDERS.

                (a) Glacier and Mountain West will submit the Prospectus/Proxy Statement to, and will use their best efforts in good faith to obtain the prompt approval of the Prospectus/Proxy Statement by, all applicable regulatory authorities. The parties will provide each other with copies of such submissions for review.

                (b) Mountain West will promptly take the actions necessary in accordance with applicable law and its Articles of Incorporation and Bylaws to convene a stockholders' meeting to consider the approval of this Agreement and to authorize the transactions contemplated by this Agreement. This stockholders' meeting will be held on the earliest practical date after the date the Prospectus/Proxy Statement may first be sent to Mountain West's stockholders without objection by applicable governmental authorities; but Mountain West will have at least 20 calendar days to solicit proxies. Except as otherwise required to comply with the fiduciary responsibilities of its board of directors, Mountain West's board of directors and officers will recommend approval of the Transaction to Mountain West's stockholders.

4.3     ACCOUNTING TREATMENT.

        4.3.1 POOLING OF INTERESTS. The parties intend the Merger to be treated as a "pooling of interests" for accounting purposes. From the date of this Agreement through the Effective Date, neither Glacier nor Mountain West nor any of their respective Subsidiaries or other affiliates (a) will knowingly take any action or enter into any contract, agreement, commitment or arrangement that would jeopardize the treatment of the Merger as a "pooling of interests;" or (b) will knowingly fail to take any action that would preserve the treatment of the Merger as a "pooling of interests." No action or omission by either party will constitute a breach of this Subsection 4.3.1 if the action is permitted or required under this Agreement or is made with the other party's written consent, or as required by applicable laws or regulations.

        4.3.2 AFFILIATE LIST. Certain persons may be deemed "affiliates" of Mountain West under Securities Act Rule 145, the SEC's Accounting Series Releases ("ASR") 130 and 135, or other rules and releases related to "pooling of interests" accounting treatment. Within thirty days following the date this Agreement is signed, Mountain West will deliver to Glacier, after consultation with legal counsel, a list of names and addresses of Mountain West's "affiliates" with respect to the Transaction within the meaning of Rule 145 or ASR 130 and 135. By the Effective Date, Mountain West will deliver, or cause to be delivered, to Glacier a letter from each of these "affiliates," and any additional person who becomes an "affiliate" before the Effective Date and after the date of the list, dated as of the date of its delivery and in the form attached as Exhibit C.

        4.3.3 RESTRICTIVE LEGENDS. Glacier will place a restrictive legend on all certificates representing Glacier Shares to be received by an "affiliate," so as to preclude their transfer or disposition in violation of the affiliate letters. Glacier will also instruct its transfer agent not to permit the transfer of those shares, and to take any other steps reasonably necessary to ensure compliance with the Securities Act Rule 145 or the SEC's ASR 130 and 135 or other rules and releases related to "pooling of interests" accounting treatment.

        4.3.4 RETENTION OF CERTIFICATES. Except as otherwise permitted in Exhibit A, by a date at least 30 days before the Effective Date, all stock certificates evidencing ownership of Mountain West Common Stock by "affiliates" will be delivered to Mountain West. Mountain West (before the Effective Date) and Glacier (after the Effective Date) will retain those certificates, and subsequently the certificates representing Glacier shares for which they are exchanged, until financial results covering at least 30 days of combined operations for Glacier following the Effective Date have been published, at which time the certificates will be released.

4.4 SUBMISSION TO REGULATORY AUTHORITIES. Representatives of Glacier, at Glacier's expense, will prepare and file with applicable regulatory agencies, applications for approvals, waivers or other actions their counsel finds necessary or desirable in order to consummate the Transaction. Glacier will provide copies of these applications for Mountain West's review. These applications and filings are expected to include:

        (a)     any necessary applications to the Federal Reserve and the FDIC;
                and

        (b)     any filings required under the Idaho Bank Act;

4.5 ANNOUNCEMENTS. The parties will cooperate and consult with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or the Transaction, unless otherwise required by law.

4.6 CONSENTS. Glacier and Mountain West will use their best efforts to obtain the consent or approval of any person, organization or other entity whose consent or approval is required in order to consummate the Transaction.

4.7 FURTHER ACTIONS. Glacier and Mountain West, respectively, in the name and on behalf of those respective parties, will use their best efforts in good faith to make all such arrangements, do or cause to be done all such acts and things, and execute and deliver all such certificates and other instruments and documents as may be reasonably necessary or appropriate in order to consummate the Transaction as promptly as practicable.

4.8 NOTICE. Mountain West will provide Glacier with prompt written notice of the following:

        (a) any events, individually or in the aggregate, that could have a Material Adverse Effect with respect to Mountain West;

        (b) the commencement of any proceeding against Mountain West, or any of its Subsidiaries or affiliates, by or before any court or governmental agency that, individually or in the aggregate, might have a Material Adverse Effect with respect to Mountain West; or

        (c) any acquisition of an ownership or leasehold interest in real property, other than an acquisition in good faith of real property to satisfy a debt previously contracted for.

4.9 CONFIDENTIALITY. Glacier and Mountain West each will hold in confidence all nonpublic information obtained from the other in connection with the Transaction, other than information that: (1) is required by law to be disclosed; (2) is otherwise available on a nonconfidential basis; (3) has become public without fault of the disclosing party; or (4) is necessary to the defense of one of the parties in a legal or administrative action brought against that party by the other party. If the Transaction is not completed,

        Glacier and Mountain West will: (1) each return to the others all confidential documents obtained from them and (2) not use any nonpublic information obtained under this Agreement or in connection with the Transaction.

4.10 UPDATE OF FINANCIAL STATEMENTS. Glacier will promptly deliver its Financial Statements to Mountain West. Glacier will deliver Subsequent Glacier Financial Statements to Mountain West by the earlier of: (1) 5 days after Glacier prepares and issues them or (2) 60 days after year-end for year-end statements and 30 days after the end of the quarter for quarterly statements. The Subsequent Glacier Financial Statements will:

        (a)     be prepared from the books and records of Glacier;

        (b) present fairly the financial position and operating results of Glacier at the times indicated and for the periods covered;

        (c) be prepared in accordance with GAAP (except for the absence of notes) and with the regulations promulgated by applicable regulatory authorities, to the extent then applicable, subject to normal year-end adjustments; and

        (d) reflect all liabilities, contingent or otherwise, of Glacier on the respective dates and for the respective periods covered, except for liabilities not required to be so reflected in accordance with GAAP or not significant in amount.

4.11 AVAILABILITY OF GLACIER'S BOOKS, RECORDS AND PROPERTIES. Glacier will make available to Mountain West true and correct copies of its Certificate of Incorporation and Bylaws. At Mountain West's reasonable request, Glacier will also provide Mountain West with copies of: (1) reports filed with the SEC or banking regulators, (2) Glacier's stock option plans, and (3) any other information that the parties agree upon.

                                    SECTION 5
                            APPROVALS AND CONDITIONS

5.1 REQUIRED APPROVALS. The obligations of the parties to this Agreement are subject to the approval of the Agreement and the Transaction by all appropriate regulatory agencies having jurisdiction with respect to the Transaction.

5.2 CONDITIONS TO GLACIER'S OBLIGATIONS. All Glacier's obligations under this Agreement are subject to satisfaction of the following conditions at or before Closing:

        5.2.1 REPRESENTATIONS. Mountain West's representations in this Agreement and in any certificate or other instrument delivered in connection with this Agreement are true and correct in all material respects at Closing (except to the extent that they expressly relate to an earlier date, in which case they are true in all material respects as of that earlier date). These representations have the same force and effect as if they had been made at Closing. Mountain West has delivered to Glacier its certificate, executed by a duly authorized officer of Mountain West and dated as of Closing, stating that these representations comply with this Subsection 5.2.1.

        5.2.2 COMPLIANCE. Mountain West has performed and complied with all material terms, covenants and conditions of this Agreement. Mountain West has delivered to Glacier its certificate, executed by a duly authorized officer of Mountain West and dated as of Closing, stating that Mountain West is in compliance with this Subsection 5.2.2.

        5.2.3 EQUITY CAPITAL REQUIREMENT. The Tangible Equity Capital, determined in accordance with GAAP, of Mountain West as of the Effective Date is at least $6.3 million. Mountain West's certificate referred to in Subsection 5.2.2 must confirm that this condition is satisfied. "Tangible Equity Capital" means common stock, paid in capital, retained earnings, and minus goodwill and any other intangible assets, without giving effect to any impact from gains or losses on available for sale securities.

        5.2.4 TRANSACTION FEES. Mountain West's Transaction Fees have not exceeded $60,000. "Transaction Fees" means all costs and expenses incurred by Mountain West or owed or paid by Mountain West to third parties in connection with the preparation, negotiation and execution of this Agreement and related documents and the consummation of the Transaction, including expenses incurred by Mountain West in connection with obtaining approvals for the Transaction from regulators and stockholders, not including exercise of options or any expenses incurred under Subsection 4.1.10.

        5.2.5 TRANSACTION FEES STATEMENTS. Mountain West has delivered to Glacier a statement, in a form reasonably satisfactory to Glacier, from each third party to whom Mountain West has paid or owes Transaction Fees. Each statement must set forth the total costs and expenses paid or owing to the third party in connection with the Transaction's consummation. Mountain West has delivered to Glacier its certificate, executed by a duly authorized officer of Mountain West and dated as of Closing, stating the total Transaction Fees incurred by Mountain West and certifying that Mountain West is in compliance with Subsection
                5.2.4 and this Subsection 5.2.5.

        5.2.6 NO MATERIAL ADVERSE EFFECT. No damage, destruction, or loss (whether or not covered by insurance) or other event or sequence of events has occurred which, individually or in the aggregate, has had or potentially may have a Material Adverse Effect with respect to Mountain West. Mountain West's certificate referred to in Subsection 5.2.1 states that the conditions identified in this Subsection 5.2.6 are satisfied.

        5.2.7 FINANCIAL CONDITION. The following are true, and Mountain West's certificate referred to in Subsection 5.2.1 confirms the truth of the following:

                (a) Mountain West's allowance for possible loan and lease losses at Closing was and is adequate to absorb the anticipated loan and lease losses (taking into account any recommendations made by Mountain West's certified public accountants);

                (b) the reserves set aside for the contingent liabilities reflected in the Subsequent Mountain West Financial Statements are adequate to absorb all reasonably anticipated losses; and

                (c) Mountain West's deposits at Closing, excluding brokered deposits and jumbo certificates of deposit, total at least $69 million.

        5.2.8 NO CHANGE IN LOAN REVIEW. Mountain West has provided to Glacier the reports reasonably requested by Glacier under Subsection 4.1.11, and neither these reports nor any examinations conducted by Glacier under Subsection 4.1.11 reveal a material adverse change in either: (1) the information set forth in Schedule 7 or
                (2) information revealed during Glacier's previous examinations of the Mountain West's loans.

        5.2.9 NO GOVERNMENTAL PROCEEDINGS. No action or proceeding has been commenced or threatened by any governmental agency to restrain or prohibit or invalidate the Transaction.

        5.2.10 APPROVAL BY COUNSEL. All actions, proceedings, instruments, and documents required in connection with this Agreement, the Transaction, and all other related legal matters have been approved by Glacier's counsel.

        5.2.11 RECEIPT OF TITLE POLICY. Glacier has received all title insurance reports and update endorsements required under Subsection 4.1.10.

        5.2.12 CORPORATE AND STOCKHOLDER ACTION. Mountain West's board of directors and stockholders, respectively, have approved the Transaction.

        5.2.13 TAX OPINION. Glacier has, at Glacier's expense, obtained from Graham & Dunn, P.C. and delivered to Mountain West, an opinion addressed to Mountain West and in form and substance reasonably satisfactory to Mountain West and its counsel, to the effect that consummation of the Transaction will not result in a taxable event for Mountain West or Glacier, and otherwise will have each of the effects specified below:

                (a) The Transaction will qualify as a reorganization within the meaning of IRC Section 368(a)(1)(A).

                (b) Under IRC Section 354(a)(i), Mountain West's stockholders who, in accordance with Section 1, exchange their Mountain West Common Stock shares solely for Glacier Common Stock shares will not recognize gain or loss on the exchange.

                (c) Cash payments to Mountain West's stockholders in lieu of a fractional share of Glacier Common Stock will be treated as distributions in redemption of the fractional share interest, subject to the limitations of IRC
                        Section 302.

        5.2.14 OPINION OF COUNSEL. Mountain West has obtained from Lukins & Annis, P.S., and delivered to Glacier an opinion of counsel, substantially in the form attached to this Agreement as Exhibit D.

        5.2.15 CASH PAID. The aggregate of the cash paid for fractional shares and Dissenting Shares to holders of Mountain West Common Stock under this Agreement and applicable law will not exceed 10% of the cash value of the Exchange Ratio, as it may be adjusted under this Agreement.

        5.2.16 AFFILIATE LETTERS. Glacier has received the affiliate list and letters specified in Subsection 4.3.2.

        5.2.17 REGISTRATION STATEMENT. The Registration Statement, as it may have been amended, required in connection with the Glacier Shares to be issued to stockholders under Subsection 1.6, and as described in Subsection 4.2, has become effective, and no stop order suspending the effectiveness of such Registration Statement has been issued or remains in effect, and no proceedings for that purpose have been initiated or threatened by the SEC the basis for which still exists.

        5.2.18 CONSENTS. Mountain West has obtained the consents as indicated in Schedule 6.

        5.2.19 FAIRNESS OPINIONS. Glacier has received from Columbia, updated fairness opinions (to be delivered by Mountain West to Glacier at Mountain West's expense), dated as of or immediately before Mountain West mails the Prospectus/Proxy Statement to its stockholders and immediately before Closing, to the effect that the financial terms of the Transaction are financially fair to Mountain West's stockholders. Glacier will provide Mountain West's investment advisor with any information reasonably requested for the purpose of issuing a fairness opinion.

        5.2.20 ACCOUNTING TREATMENT. It has been determined to Glacier's satisfaction that the Transaction will be treated for accounting purposes as a "pooling of interests" in accordance with APB Opinion No. 16, and Glacier has received a letter to this effect from KPMG Peat Marwick LLP, certified public accountants.

        5.2.21 SOLICITATION OF EMPLOYEES. Neither any member of Mountain West's board of directors nor any entity with which any such director is affiliated has solicited any employee of Mountain West or Glacier with the intention of causing the employee to terminate her employment with Mountain West or Glacier, as the case may be.

        5.2.22 DIRECTOR APPOINTMENT. Effective as of Closing, Mountain West has appointed Michael J. Blodnick to serve on Mountain West's board of directors.

        5.2.23 OTHER MATTERS. Glacier has received any other opinions, certificates, and documents that Glacier reasonably requests in connection with this Agreement and the Transaction.

5.3 CONDITIONS TO MOUNTAIN WEST'S OBLIGATIONS. All Mountain West's obligations under this Agreement are subject to satisfaction of the following conditions at or before Closing:

        5.3.1 REPRESENTATIONS. Glacier's representations and warranties in this Agreement and in any certificate or other instrument delivered in connection with this Agreement are true and correct in all material respects at Closing (except to the extent that they expressly relate to an earlier date, in which case they are true in all material respects as of that earlier date). These representations and warranties have the same force and effect as if they had been made at Closing. Glacier has delivered to Mountain West its certificate, executed by a duly authorized officer of Glacier and dated as of Closing, stating that these representations and warranties comply with this Subsection 5.3.1.

        5.3.2 COMPLIANCE. Glacier has performed and complied in all material respects with all terms, covenants and conditions of this Agreement. Glacier has delivered to Mountain West its certificate, executed by a duly authorized officer of Glacier and dated as of Closing, stating that Glacier is in compliance with this Subsection 5.3.2.

        5.3.3 NO MATERIAL ADVERSE EFFECT. No damage, destruction, loss or other event or sequence of events has occurred which, individually or in the aggregate, has had or potentially may have a Material Adverse Effect with respect to Glacier. Glacier's certificate referred to in Subsection 5.3.1 states that the conditions identified in this Subsection 5.3.3 are satisfied.

        5.3.4 NO GOVERNMENTAL PROCEEDINGS. No action or proceeding has been commenced or threatened by any governmental agency to restrain, prohibit or invalidate the Transaction.

        5.3.5 CORPORATE AND STOCKHOLDER ACTION. Glacier's board of directors and Mountain West's stockholders have each approved the Transaction.

        5.3.6 TAX OPINION. The tax opinion specified in Subsection 5.2.13 has been delivered to Mountain West.

        5.3.7 OPINION OF COUNSEL. Glacier has obtained from Graham & Dunn, P.C. and delivered to Mountain West an opinion, addressed to Mountain West, substantially in the form attached to this Agreement as Exhibit E.

        5.3.8 FAIRNESS OPINION. Mountain West has received from Columbia an updated fairness opinion, dated as of or immediately before Mountain West mails the Prospectus/Proxy Statement to its stockholders, to the effect that the financial terms of the Transaction are financially fair to Mountain West's stockholders.

        5.3.9 CASH PAID. The aggregate of the cash paid to holders of Mountain West Common Stock under this Agreement and applicable law will not exceed 10% of the cash value of the Exchange Ratio, as it may be adjusted under this Agreement.

        5.3.10 REGISTRATION STATEMENT. The Registration Statement, as it may have been amended, required in connection with the Glacier Shares to be issued to stockholders under Subsection 1.6, and as described in Subsection 4.2, has become effective, and no stop order suspending the effectiveness of such Registration Statement has been issued or remains in effect, and no proceedings for that purpose have been initiated or threatened by the SEC the basis for which still exists.

        5.3.11 DIRECTOR APPOINTMENT. Effective as of Closing, Glacier has appointed Jon W. Hippler to serve on Glacier's board of directors.

                                    SECTION 6
                        DIRECTORS, OFFICERS AND EMPLOYEES

6.1 DIRECTORS. As a condition to the execution of this Agreement, each member of Mountain West's board of directors have entered into the written agreements described in Recital F with Glacier and Mountain West on or before the date this Agreement is signed. The director noncompetition agreements will take effect on the Effective Date.

6.2 EMPLOYMENT AGREEMENT. As a condition to the execution of this Agreement, Mountain West has entered into an employment agreement, effective as of the Effective Date, with Jon W. Hippler, Mountain West's current President and Chief Executive Officer. It is also anticipated that Mountain West will enter into employment agreements with Robert Beck, Diane Reed, Ronn C. Rich and Paula Smyly. As part of these employment agreements, all such individuals will waive all rights they may have under any previous employment agreements with Mountain West.

6.3 EMPLOYEES. Glacier presently intends to allow Mountain West's employees who are employed with Mountain West following the Transaction ("Continuing Employees") to participate in certain employee benefit plans in which employees of Glacier currently participate. Glacier intends to grant Continuing Employees credit for prior service with Mountain West for purposes of determining eligibility and vesting. Benefits for Continuing Employees will begin accruing under Glacier's plans as soon as practicable after Closing. This expression of intent is not a contract with Mountain West's employees and will not be construed to create a contract or employment right with Mountain West's employees.

6.4     INDEMNIFICATION.

        6.4.1 Glacier agrees that from and after the Effective Time until 3 years following the Effective Date, Glacier will indemnify and hold harmless each present and former director and officer of Mountain West, determined as of the Effective Time (the "Indemnified Parties"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that Mountain West would have been permitted under Idaho law and the articles of incorporation or bylaws of Mountain West in effect on the date of this Agreement to indemnify such person (and Glacier will also advance expenses as incurred to the fullest extent permitted under applicable law; provided, that the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification).

        6.4.2 To the extent that paragraph (a) will not serve to indemnify and hold harmless an Indemnified Party, for a period of three years after the Effective Time, Glacier agrees that it will, subject to the terms set forth herein, indemnify and hold harmless, to the fullest extent permitted under applicable law (and Glacier will also advance expenses as incurred to the fullest extent permitted under applicable law, provided, that the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification), each Indemnified Party against any Costs incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the transactions contemplated by this Agreement. In the event any claim or claims are asserted or made within such three-year period, all rights to indemnification in respect of any such claim or claims will continue until final disposition of any and all such claims.

        6.4.3 Any Indemnified Party wishing to claim indemnification under Subsection 6.4.1 or 6.4.2, upon learning of any such claim, action, suit, proceeding or investigation, will promptly notify Glacier, but the failure to so notify will not relieve Glacier of any liability it may have to such Indemnified Party if such failure does not materially prejudice Glacier. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), Glacier will have the right to assume the defense thereof and Glacier will not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that, if Glacier elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between Glacier and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Glacier will pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received. If such indemnity is not available with respect to any Indemnified Party, then Glacier and the Indemnified Party will contribute to the amount payable in such proportion as is appropriate to reflect relative faults and benefits.

6.5     EMPLOYEE BENEFIT ISSUES.

        6.5.1 COMPARABILITY OF BENEFITS. Glacier confirms to Mountain West its present intention to provide Continuing Employees with employee benefit programs which, in the aggregate, are generally competitive with employee benefit programs offered by financial institutions of comparable size located in Glacier's and Mountain West's market area.

        6.5.2 TERMINATION AND TRANSFER/MERGER OF PLANS. As soon as practicable after Closing, all employee benefit plans of Mountain West and its Subsidiaries will be terminated and the interests of Continuing Employees in those plans will be transferred or merged into Glacier's employee benefit plans.

        6.5.3 NO CONTRACT CREATED. Nothing in this Agreement gives any employee of Mountain West or its Subsidiaries a right to continuing employment.

                                    SECTION 7
                          TERMINATION OF AGREEMENT AND
                           ABANDONMENT OF TRANSACTION

7.1 TERMINATION BY REASON OF LAPSE OF TIME. If Closing does not occur before the Termination Date, either Glacier or Mountain West may terminate this Agreement and the Transaction if all of the following conditions are present:

        (a) the terminating party's board of directors decides to terminate by a majority vote of its members;

        (b) the terminating party delivers to the other party written notice that its board of directors has voted in favor of termination; and

        (c) the failure to consummate the Transaction by the Termination Date is not due to a breach by the party seeking termination of any of its obligations, covenants, or representations in this Agreement.

7.2 OTHER GROUNDS FOR TERMINATION. This Agreement and the Transaction may be terminated at any time before Closing (whether before or after applicable approval of this Agreement by Mountain West's stockholders, unless otherwise provided) as follows:

        7.2.1 MUTUAL CONSENT. By mutual consent of Mountain West and Glacier, if the boards of directors of each party agrees to terminate by a majority vote of its members.

        7.2.2 MOUNTAIN WEST'S CONDITIONS NOT MET. By Glacier's board of directors if, by March 31, 2000, any condition set forth in Subsections 5.1 or 5.2 has not been satisfied.

        7.2.3 GLACIER'S CONDITIONS NOT MET. By Mountain West's board of directors if, by March 31, 2000, any condition set forth in Subsections 5.1 or 5.3 has not been satisfied.

        7.2.4 MOUNTAIN WEST FAILS TO RECOMMEND STOCKHOLDER APPROVAL OR OPTION BECOMES EXERCISABLE. By Glacier's board of directors before Mountain West's stockholders approve the Transaction, if Mountain West's board of directors: (a) fails to recommend to its stockholders the approval of the Transaction or (b) modifies, withdraws or changes in a manner adverse to Glacier its recommendation to stockholders to approve the Transaction.

        7.2.5 IMPRACTICABILITY. By either Glacier or Mountain West, upon written notice given to the other party, if the board of directors of the party seeking termination under this Subsection
                7.2.5 has determined in its sole judgment, made in good faith and after due consideration and consultation with counsel, that the Transaction has become inadvisable or impracticable by reason of the institution of litigation by the federal government or the government of the States of Idaho or Montana to restrain or invalidate the Transaction or this Agreement.

7.3 MOUNTAIN WEST TERMINATION FEE. Mountain West acknowledges that Glacier has incurred expenses, direct and indirect, in negotiating and executing this Agreement and in taking steps to effect Transaction. Accordingly, Mountain West will pay to Glacier $200,000, if (1) this Agreement terminates because Mountain West does not use all reasonable efforts to consummate the Transaction in accordance with the terms of this Agreement; (2) Mountain West terminates this Agreement for any reason other than the grounds for termination set forth in Subsections 7.1, 7.2.1, 7.2.3 or 7.2.5; or (3) Glacier terminates this Agreement under Subsections 7.2.2 (other then for failure of a condition set forth in Subsections 5.1, 5.2.10, 5.2.13, 5.2.17, 5.2.19 or 5.2.20) or 7.2.4. If
        this termination fee becomes payable, it will be payable on Glacier's demand and must be paid by Mountain West within 3 business days of the date Glacier makes the demand. Glacier's rights under the Stock Option Agreement are in addition to this Subsection 7.3, and this Subsection 7.3 does not limit or restrict these rights or the circumstances under which Glacier may exercise the Option.

7.4 GLACIER TERMINATION FEE.. Due to expenses, direct and indirect, incurred by Mountain West in negotiating and executing this Agreement and in taking steps to effect the Transaction, Glacier will pay to Mountain West $100,000 if (1) Glacier terminates this Agreement for any reason other than the grounds for termination set forth in Subsections 7.1, 7.2.1, 7.2.2, 7.2.4 or 7.2.5 or (2) Mountain West terminates this Agreement under Subsection 7.2.3 (other than for failure of a condition set forth in 5.1, 5.3.4, 5.3.6, 5.3.8, 5.3.9, 5.3.10, or 5.3.11, unless the failure of any of those conditions is due to Glacier's fault). If this termination fee becomes payable, it will be payable on Mountain West's demand and must be paid by Glacier within 3 business days of the date Mountain West makes the demand.

7.5 COST ALLOCATION UPON TERMINATION. In connection with the termination of this Agreement under this Subsection 7.5, except as provided in Subsections 7.3 and 7.4, Glacier and Mountain West will each pay their own out-of-pocket costs incurred in connection with this Agreement, and will have no other liability to the other party.

                                    SECTION 8
                                  MISCELLANEOUS

8.1 NOTICES. Any notice, request, instruction or other document given under this Agreement must be in writing and must either be delivered personally or via facsimile transmission or be sent by registered or certified mail, postage prepaid, and addressed as follows (or to any other address or person representing any party as designated by that party through written notice to the other party):

        Glacier                          Glacier Bancorp, Inc.
                                         49 Commons Loop
                                         Kalispell, MT  59901
                                         Attn: Michael J. Blodnick

                                         Stephen M. Klein, Esq.
                                         Graham & Dunn, P.C.
               with a copy to:           1420 Fifth Avenue, 33rd Floor
                                         Seattle, WA  98101-2390

        Mountain West                    Mountain West Bank
                                         P.O. Box 1059
                                         125 Ironwood Drive
                                         Coeur d'Alene, ID  83816
                                         Attn: Jon W. Hippler

               with a copy to:           Wayne Sweney, Esq.
                                         Lukins & Annis, P.S.
                                         250 NW Blvd., Suite 102
                                         Coeur d'Alene, ID  83814

8.2 WAIVERS AND EXTENSIONS. Subject to Section 9, Glacier or Mountain West may grant waivers or extensions to the other party, but only through a written instrument executed by the Chief Executive Officer or President of the party granting the waiver or extension. Waivers or extensions which do not comply with the preceding sentence are not effective. In accordance with this Section 8, a party may extend the time for the performance of any of the obligations or other acts of any other party, and may waive:

        (a) any inaccuracies of any other party in the representations and warranties contained in this Agreement or in any document delivered in connection with this Agreement;

        (b)     compliance with any of the covenants of any other party; and

        (c) any other party's performance of any obligations under this Agreement and any other condition precedent set out in Section 5.

8.3 GENERAL INTERPRETATION. Except as otherwise expressly provided in this Agreement or unless the context clearly requires otherwise: (1) the defined terms defined in this Agreement include the plural as well as the singular and (2) references in this Agreement to Sections, Subsections, Schedules, and Exhibits refer to Sections and Subsections of and Schedules and Exhibits to this Agreement. Whenever the words "include", "includes", or "including" are used in this Agreement, the parties intend them to be interpreted as if they are followed by the words "without limitation." All accounting terms used in this Agreement that are not expressly defined in this Agreement have the respective meanings given to them in accordance with GAAP.

8.4 CONSTRUCTION AND EXECUTION IN COUNTERPARTS. Except as otherwise expressly provided in this Agreement, this Agreement: (1) contains the parties' entire understanding, and no modification or amendment of its terms or conditions will be effective unless in writing and signed by the parties, or their respective duly authorized agents; (2) will not be interpreted by reference to any of the titles or headings to the Sections or Subsections, which have been inserted for convenience only and are not deemed a substantive part of this Agreement; (3) includes all amendments to this Agreement, each of which is made a part of this Agreement by this reference; and (4) may be executed in one or more counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same document.

8.5 SURVIVAL OF REPRESENTATIONS AND COVENANTS. The representations and covenants in this Agreement will not survive Closing or termination of this Agreement, except that (1) Subsection 4.9 (confidentiality), Subsections 7.3 and 7.4 (termination fee), and Subsection 7.5 (expense allocation) will survive termination and Closing, and (2) the covenants in this Agreement that impose duties or obligations on the parties following Closing will survive Closing.

8.6 ATTORNEYS' FEES AND COSTS. In the event of any dispute or litigation with respect to the terms and conditions or enforcement of rights or obligations arising by reason of this Agreement or the Transaction, the prevailing party in any such litigation will be entitled to reimbursement from the other party for its costs and expenses, including reasonable judicial and extra-judicial attorneys' fees, expenses and disbursements, and fees, costs and expenses relating to any mediation or appeal.

8.7 ARBITRATION. At either party's request, the parties must submit any dispute, controversy or claim arising out of or in connection with, or relating to, this Agreement or any breach or alleged breach of this Agreement, to arbitration under the American Arbitration Association's rules then in effect (or under any other form of arbitration mutually acceptable to the parties). A single arbitrator agreed on by the parties will conduct the arbitration. If the parties cannot agree on a single arbitrator, each party must select one

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

        arbitrator and those two arbitrators will select a third arbitrator. This third arbitrator will hear the dispute. The arbitrator's decision is final (except as otherwise specifically provided by law) and binds the parties, and either party may request any court having jurisdiction to enter a judgment and to enforce the arbitrator's decision. The arbitrator will provide the parties with a written decision naming the substantially prevailing party in the action. This prevailing party is entitled to reimbursement from the other party for its costs and expenses, including reasonable attorneys' fees.

8.8 GOVERNING LAW AND VENUE. This Agreement will be governed by and construed in accordance with Montana law, except to the extent that certain matters may be governed by federal law. The parties must bring any legal proceeding arising out of this Agreement in Flathead County, Montana or in the U.S. District Court for the District of Montana.

8.9 SEVERABILITY. If a court determines that any term of this Agreement is invalid or unenforceable under applicable law, the remainder of this Agreement is not affected, and each remaining term is valid and enforceable to the fullest extent permitted by law.

                                    SECTION 9
                                   AMENDMENTS

        At any time before the Effective Date, whether before or after the parties have obtained any applicable stockholder approvals of the Transaction, the boards of directors of Glacier and Mountain West may: (1) amend or modify this Agreement or any attached Exhibit or Schedule and (2) grant waivers or time extensions in accordance with this Section 9. But, after Mountain West's stockholders have approved this Agreement, the parties' boards of directors may not without Mountain West stockholder approval amend or waive any provision of this Agreement if the amendment or waiver would reduce the amount or change the form of consideration Mountain West stockholders will receive in the Transaction. All amendments, modifications, extensions and waivers must be in writing and signed by the party agreeing to the amendment, modification, extension or waiver. Failure by any party to insist on strict compliance by the other party with any of its obligations, agreements or conditions under this Agreement, does not, without a writing, operate as a waiver or estoppel with respect to that or any other obligation, agreement, or condition.

                    [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

        Signed as of September 9, 1999:

                                            GLACIER BANCORP, INC.


                                            By      /s/ Michael J. Blodnick
                                               ---------------------------------
                                            Name: Michael J. Blodnick
                                            Title: President and CEO


                                            MOUNTAIN WEST BANK


                                            By      /s/ Jon W. Hippler
                                               ---------------------------------
                                            Name:  Jon W. Hippler
                                            Title: President and CEO

STATE OF MONTANA      )
                      ) ss.
COUNTY OF FLATHEAD    )


        On this 9th day of September, 1999, before me personally appeared Michael J. Blodnick, to me known to be the President and Chief Executive Officer of GLACIER BANCORP, INC., the corporation that executed the foregoing instrument, who acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes mentioned there, and who stated on oath that he was authorized to execute said instrument, and that the seal affixed (if any) was the official seal of said corporation.

        IN WITNESS OF THE FOREGOING, I have set my hand and official seal to this document as of the day and year first written above.




                                            /s/ Lee Ann Wardinsky
                                            ------------------------------------
                                            NOTARY PUBLIC in and for the State
                                            of Montana
                                            residing at Kalispell.
                                            Title:  Executive Secretary.
                                            My commission expires:7-21-03.


STATE OF WASHINGTON   )
                      ) ss.
COUNTY OF SPOKANE     )


        On this 8th day of September, 1999, before me personally appeared Jon W. Hippler, to me known to be the President and Chief Executive Officer of MOUNTAIN WEST BANK, the corporation that executed the foregoing instrument, who acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes mentioned there, and who stated on oath that he was authorized to execute said instrument, and that the seal affixed (if any) was the official seal of said corporation.

        IN WITNESS OF THE FOREGOING, I have set my hand and official seal to this document as of the day and year first written above.




                                            /s/ Jody K. Hamilton
                                            ------------------------------------
                                            NOTARY PUBLIC in and for the State
                                            of Washington residing at Spokane.
                                            Title:                             .
                                                  ------------------------------
                                            My commission expires: 12/15/00.




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